Exhibit 10.29

December 21, 2006

Information Services Group
Four Stamford Plaza
107 Elm Street
Stamford, CT  06902

Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Morgan Joseph & Co. Inc.
600 Fifth Avenue, 19th Floor
New York, New York 10020

Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020

Re:                               Initial Public Offering

Ladies and Gentlemen:

The undersigned senior advisor and holder of common stock, par value $0.001 per share (“Common Stock”), of Information Services Group, Inc. (the “Company”), in consideration of Deutsche Bank Securities Inc., Morgan Joseph & Co. Inc. and Lazard Capital Markets LLC (together, the “Underwriters”) agreeing to act as lead underwriters in connection with the initial public offering of the securities of the Company (“IPO”), hereby agrees as follows:

1.                                       Agreements of Stockholders

(a)                                  The undersigned hereby waives any right to receive distributions (other than with respect to Common Stock or any shares of Common Stock underlying units the undersigned may purchase in connection with the IPO or in the after market) upon the liquidation of the Trust Fund (as defined in the Certificate of Incorporation of the Company (as amended, the “Certificate”; capitalized terms used herein but not defined herein have the meaning set forth in the Certificate)), or as part of any plan of dissolution and distribution required in the event the Company does not consummate a Business Combination by the Termination Date.

(b)                                 The undersigned hereby waives any right set forth in the Certificate to demand conversion of the undersigned’s shares of Common Stock into cash (other than with respect to Common Stock or any shares of Common Stock underlying units the undersigned may purchase in connection with the IPO or in the after market) in the event a Business Combination is approved by the Company’s stockholders.

(c)                                  In connection with the stockholder vote required to approve a Business Combination, the undersigned shall vote any shares of Common Stock then owned by the undersigned in accordance with the majority of the shares of Common Stock voted by the Company’s public stockholders. In connection with the stockholder vote for the Company’s plan of dissolution and distribution, if any, required as a result of the Company’s failure to consummate a Business Combination by the Termination Date, the undersigned shall vote any shares of Common Stock then owned by the undersigned in favor of such dissolution and distribution.

(d)                                 The undersigned and any affiliate of the undersigned will not be entitled to receive from the Company, and will not accept from the Company, any compensation (including finder’s or consulting fees) for services rendered to the Company prior to or in connection with the consummation of a Business Combination (except as described in the registration statement filed with and declared effective by the Securities and Exchange Commission in connection with the IPO (the “Registration Statement”).

(e)                                  In the event a Business Combination is consummated and the Company adopts a plan of liquidation and distribution, the undersigned will, to the extent funds are not available to the Company, advance to the Company the necessary funds to implement and complete the Company’s plan of liquidation and distribution, and agrees not to seek repayment for any such expenses incurred by the Company in connection with the implementation of such plan; provided, that the undersigned shall not be required to take a reserve to account for this possibility.

(f)                                    The undersigned will escrow the shares of Common Stock owned by the undersigned immediately prior to the IPO pursuant to a stock escrow agreement until the earliest of (i) one year from the completion of a Business Combination, (ii) the Company’s liquidation and (iii) the consummation of a business combination which results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination.

2.                                       Agreement of the Undersigned

(a)                                  The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

3.                                       Miscellaneous

(a)                                  The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement.

(b)                                 This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and the Underwriters and appoint a substitute agent acceptable to the Underwriters within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

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IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first written above.

OENOKE PARTNERS, LLC

By:	/s/ Michael Connors
Name: Michael Connors
Title: Managing Member